SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 27, 2013
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 27, 2013 (the “Closing Date”), a subsidiary (the “Borrower”) of DuPont Fabros Technology, Inc. (the “Company”), and DuPont Fabros Technology, L.P., the operating partnership of the Company (the “Operating Partnership”), entered into a Credit Agreement relating to a $115 million secured term loan facility (the “Facility”) with KeyBank National Association (“KeyBank”), as a Lender and Agent, and the other lending institutions that are parties thereto, and KeyBanc Capital Markets (“KBCM”), as Sole Lead Arranger and Sole Book Manager (the “Credit Agreement”). The Company used the proceeds along with cash-on-hand to repay an existing loan that had an outstanding balance of $138.3 million and was secured by the Company's ACC5 and ACC6 data center facilities, which was scheduled to mature in December 2014.
The term loan matures on March 27, 2018. The Borrower may elect to have borrowings under the Facility bear interest at (i) LIBOR plus 1.85% or (ii) the greater of (a) the base rate, which is the greater of KeyBank's prime rate and 0.5% above the Federal Reserve Bank of Cleveland's rate, plus in each case 0.85%, and (b) the 30-day LIBOR plus 1.85%.
The term loan is secured by ACC3, a wholesale data center owned by the Borrower located in Ashburn, Virginia, and an assignment of the lease agreement between Borrower and the tenant of ACC3. In addition, the term loan is guaranteed by the Operating Partnership (the “Guaranty”).
The Credit Agreement requires the Borrower to make quarterly installments of principal of (a) $1.25 million for the period from April 1, 2016 through January 1, 2017, and (b) $2.5 million for the period from April 1, 2017 through January 1, 2018. The Credit Agreement provides that the Borrower may prepay any outstanding balance in whole or in part without penalty, subject to the payment of certain customary LIBOR breakage costs.
The Credit Agreement requires ongoing compliance by the Borrower with various covenants, including with respect to restrictions on liens, incurring indebtedness and making investments, and compliance by the Borrower and the Operating Partnership with various covenants, including with respect to effecting mergers and/or assets sales. In addition, the Credit Agreement requires ongoing compliance with certain financial covenants, including, without limitation, the following:

•	The Borrower must maintain a minimum debt service coverage ratio of 1.50 to 1;

•	The Operating Partnership and its subsidiaries must maintain consolidated total indebtedness to be less than 60% of gross asset value during the term of the loan (the “Leverage Test”).

•
The Operating Partnership and its subsidiaries must maintain a ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges to be not less than 1.70 to 1 during the term of the loan (the “Fixed Charge Coverage Ratio”).

•
The Operating Partnership and its subsidiaries must maintain a minimum consolidated tangible net worth of not less than $1,300 million (plus 80% of the sum of (i) the net proceeds from any offerings after the Closing Date and (ii) the value of any interests in the Operating Partnership or the Company issued upon the contribution of assets to the Operating Partnership or its subsidiaries after the Closing Date) during the term of the loan (the “Minimum Consolidated Tangible Net Worth”).

The Leverage Test, the Fixed Charge Coverage Ratio and the Minimum Consolidated Tangible Net Worth are the same financial maintenance covenants that the Operating Partnership currently must comply with under the revolving Credit Agreement, dated as of May 6, 2010 (as amended, the Revolving Credit Facility”), by and among the Operating Partnership, as borrower, the Company, as guarantor and KeyBank, as agent.
The Credit Agreement includes customary events of default of which, following any applicable cure period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Facility to be immediately due and payable. The events of default include, among other things, a change of control of the Company, the Operating Partnership or the Borrower.
The foregoing summary does not purport to be a complete description of the terms of the Credit Agreement and the Guaranty, and such description is qualified in its entirety by reference to the Credit Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
From time to time, the Company has had customary commercial banking relationships with KeyBank and investment banking relationships with affiliates of KeyBank.
* * *
The Company also issued a press release on April 2, 2013 announcing that the Borrower and Operating Partnership had entered into the Credit Agreement, a copy of which is filed herewith as Exhibit 99.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.
Item 8.01. Other Events.
On March 27, 2013, Xeres Ventures LLC (“Xeres”) entered into two joinder agreements: (1) a Supplemental Indenture among the Operating Partnership, the guarantors party thereto and U.S. Bank National Association pursuant to which Xeres became a guarantor under the Indenture, dated December 16, 2009, for the 8½% Senior Notes due 2017 (the “Notes”) of the Operating Partnership and guarantees on an unsecured basis the payment of principal, premium, if any, and interest on, and all amounts payable under the Notes; and (2) a Joinder Agreement with Key Bank under which Xeres became a guarantor of the Operating Partnership's obligations under the Credit Agreement, dated as of May 6, 2010, by and among the Operating Partnership, as Borrower, KeyBank, as Agent and a Lender, and the other lending institutions that are parties thereto, as Lenders, and KBCM, as Sole Lead Arranger and Sole Book Manager, as amended, which governs the Operating Partnership's $225 million unsecured credit facility (the “Unsecured Credit Facility”). These joinder agreements have the effect of adding the SC1 data center facility that is owned by Xeres to the unencumbered asset pool that supports the Notes and the Unsecured Credit Facility.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1
Credit Agreement, dated as of March 27, 2013, by and among Quill Equity LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association, as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of March 27, 2013, by DuPont Fabros Technology, L.P. for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing that Quill Equity LLC and DuPont Fabros Technology, L.P entered into the Credit Agreement, dated April 2, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DUPONT FABROS TECHNOLOGY, INC.
April 2, 2013                        /s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr., Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1
Credit Agreement, dated as of March 27, 2013, by and among Quill Equity LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association, as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of March 27, 2013, by DuPont Fabros Technology, L.P. for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing that Quill Equity LLC and DuPont Fabros Technology, L.P entered into the Credit Agreement, dated April 2, 2013